UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2022

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-4387

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Camber Energy, Inc. (the “Company”) owns the majority of the issued and outstanding shares of common stock of Viking Energy Group, Inc. (“Viking”). Viking Protection Systems, LLC (“Viking Projection”) is a majority-owned subsidiary of Viking.

Viking Protection engaged Nayak Corporation, a third-party power systems engineering company (“Nayak”), to test Viking Protection’s open conductor detection technology, based on a testing plan prepared by Viking Protection’s engineering team with input from a company that manufactures protective relay devices in which the technology may be incorporated. Nayak issued the report with testing results furnished herewith as Exhibit 99.1, which is incorporated by reference into this Item 7.01. Sections of the report containing confidential information have been redacted.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18 and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description
99.1	Report of Nayak Corporation dated August 29, 2022 (with redactions)
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

Date: August 31, 2022	By:	/s/ James A. Doris
Name: James A. Doris
Title: Chief Executive Officer

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